                                                                  EXECUTION COPY

================================================================================

PUBLISHED CUSIP NUMBER: [_______________________]

                              CONSTRUCTION FACILITY
                                CREDIT AGREEMENT

                            Dated as of March 7, 2006

                                      among

                         COUSINS PROPERTIES INCORPORATED
                                as the Borrower,

                    THE CONSOLIDATED ENTITIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO
                                as the Guarantors

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                         BANC OF AMERICA SECURITIES LLC
                  as Sole Lead Arranger and Sole Book Manager,

                        COMMERZBANK AG, NEW YORK BRANCH,
                              as Syndication Agent,

              PNC BANK, NATIONAL ASSOCIATION AND WELLS FARGO BANK,
                            as Documentation Agents,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                as Managing Agent
                                       and

                         THE OTHER LENDERS PARTY HERETO

================================================================================

                                TABLE OF CONTENTS

Section                                                                           Page
-------                                                                           ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.....................................     1
   1.01    Defined Terms.......................................................     1
   1.02    Other Interpretive Provisions.......................................    26
   1.03    Accounting Terms....................................................    27
   1.04    Rounding............................................................    27
   1.05    References to Agreements and Laws...................................    28
   1.06    Times of Day........................................................    28

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS...............................    28
   2.01    Loans...............................................................    28
   2.02    Borrowings, Conversions and Continuations of Loans..................    28
   2.03    Intentionally Omitted...............................................    30
   2.04    Intentionally Omitted...............................................    30
   2.05    Prepayments.........................................................    30
   2.06    Termination or Reduction of Commitments.............................    31
   2.07    Repayment of Loans..................................................    32
   2.08    Interest............................................................    32
   2.09    Fees................................................................    33
   2.10    Computation of Interest and Fees....................................    33
   2.11    Evidence of Debt....................................................    34
   2.12    Payments Generally..................................................    34
   2.13    Sharing of Payments.................................................    36
   2.14    Maturity Date.......................................................    36

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY.............................    37
   3.01    Taxes...............................................................    37
   3.02    Illegality..........................................................    38
   3.03    Inability to Determine Rates........................................    38
   3.04    Increased Cost; Reduced Return; Capital Adequacy; Reserves..........    39
   3.05    Compensation for Losses.............................................    39
   3.06    Matters Applicable to all Requests for Compensation.................    40
   3.07    Survival............................................................    40

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS...........................    41
   4.01    Conditions of Initial Borrowing.....................................    41
   4.02    Conditions to all Borrowings........................................    43

ARTICLE V REPRESENTATIONS AND WARRANTIES.......................................    43
   5.01    Existence, Qualification and Power; Compliance with Laws............    44
   5.02    Authorization; No Contravention.....................................    44
   5.03    Governmental Authorization; Other Consents..........................    44
   5.04    Binding Effect......................................................    44

   5.05    Financial Statements; No Material Adverse Effect....................    44
   5.06    Litigation..........................................................    45
   5.07    No Default..........................................................    45
   5.08    Ownership of Property; Liens........................................    46
   5.09    Environmental Compliance............................................    46
   5.10    Insurance...........................................................    46
   5.11    Taxes...............................................................    46
   5.12    ERISA Compliance....................................................    46
   5.13    Consolidated Entities; REIT Status..................................    47
   5.14    Margin Regulations; Investment Company Act; Public Utility Holding
           Company Act.........................................................    47
   5.15    Disclosure..........................................................    47
   5.16    Compliance with Laws................................................    48
   5.17    Intellectual Property; Licenses, Etc................................    48
   5.18    Compliance with Zoning and Other Requirements.......................    48
   5.19    Plans and Specifications............................................    49
   5.20    Utilities...........................................................    49
   5.21    Taxpayer Identification Number......................................    49

ARTICLE VI AFFIRMATIVE COVENANTS...............................................    49
   6.01    Financial Statements................................................    49
   6.02    Certificates; Other Information.....................................    50
   6.03    Notices.............................................................    52
   6.04    Payment of Obligations..............................................    52
   6.05    Preservation of Existence, Etc......................................    53
   6.06    Maintenance of Properties...........................................    53
   6.07    Maintenance of Insurance............................................    53
   6.08    Compliance with Laws................................................    53
   6.09    Books and Records...................................................    54
   6.10    Inspection Rights...................................................    54
   6.11    Use of Proceeds; Incurrence of Borrowings...........................    54
   6.12    Additional Guarantors...............................................    54

ARTICLE VII NEGATIVE COVENANTS.................................................    55
   7.01    Liens...............................................................    55
   7.02    Investments.........................................................    56
   7.03    Indebtedness........................................................    56
   7.04    Fundamental Changes.................................................    57
   7.05    Dispositions........................................................    57
   7.06    Restricted Payments.................................................    58
   7.07    Intentionally Omitted...............................................    59
   7.08    Transactions with Affiliates........................................    59
   7.09    Intentionally Omitted...............................................    59
   7.10    Use of Proceeds.....................................................    59
   7.11    Financial Covenants.................................................    59
   7.12    Prepayment of Other Indebtedness, Etc...............................    60
   7.13    Organization Documents; Subsidiaries................................    60

   7.14    Covenants in Revolving Credit Agreement Incorporated by Reference...    60

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES....................................    60
   8.01    Events of Default...................................................    60
   8.02    Remedies Upon Event of Default......................................    63
   8.03    Application of Funds................................................    64

ARTICLE IX ADMINISTRATIVE AGENT................................................    64
   9.01    Appointment and Authorization of Administrative Agent...............    64
   9.02    Delegation of Duties................................................    65
   9.03    Liability of Administrative Agent...................................    65
   9.04    Reliance by Administrative Agent....................................    65
   9.05    Notice of Default...................................................    66
   9.06    Credit Decision; Disclosure of Information by Administrative Agent..    66
   9.07    Indemnification of Administrative Agent.............................    67
   9.08    Administrative Agent in its Individual Capacity.....................    67
   9.09    Successor Administrative Agent......................................    67
   9.10    Administrative Agent May File Proofs of Claim.......................    68
   9.11    Guaranty Matters....................................................    69
   9.12    Other Agents; Arrangers and Managers................................    69

ARTICLE X MISCELLANEOUS........................................................    70
   10.01   Amendments, Etc.....................................................    70
   10.02   Notices and Other Communications; Facsimile Copies..................    71
   10.03   No Waiver; Cumulative Remedies......................................    73
   10.04   Attorney Costs, Expenses and Taxes..................................    73
   10.05   Indemnification by the Borrower.....................................    73
   10.06   Payments Set Aside..................................................    74
   10.07   Successors and Assigns..............................................    74
   10.08   Confidentiality.....................................................    78
   10.09   Set-off.............................................................    79
   10.10   Interest Rate Limitation............................................    80
   10.11   Counterparts........................................................    80
   10.12   Integration.........................................................    80
   10.13   Survival of Representations and Warranties..........................    80
   10.14   Severability........................................................    81
   10.15   Tax Forms...........................................................    81
   10.16   Replacement of Lenders..............................................    83
   10.17   Governing Law.......................................................    83
   10.18   Waiver of Right to Trial by Jury....................................    83
   10.19   No Advisory or Fiduciary Responsibility.............................    84
   10.20   USA PATRIOT Act Notice..............................................    85
   10.21   Attorneys' Fees.....................................................    85

ARTICLE XI GUARANTY............................................................    85
   11.01   The Guaranty........................................................    85
   11.02   Obligations Unconditional...........................................    86

   11.03   Reinstatement.......................................................    87
   11.04   Certain Additional Waivers..........................................    87
   11.05   Remedies............................................................    87
   11.06   Rights of Contribution..............................................    87
   11.07   Guarantee of Payment; Continuing Guarantee..........................    88

SCHEDULES

1.1     Investment Entities
2.01    Commitments and Pro Rata Shares
5.05    Supplement to Interim Financial Statements
5.06    Litigation
5.09    Environmental Matters
5.12    ERISA Matters
5.13    Consolidated Entities and Other Equity Investments
5.17    Intellectual Property Matters
10.02   Administrative Agent's Office, Certain Addresses for Notices
10.07   Processing and Recordation Fees

EXHIBITS

A   Form of Loan Notice
B   Form of Note
C   Form of Compliance Certificate
D   Form of Assignment and Assumption
E   Form of Joinder Agreement

                     CONSTRUCTION FACILITY CREDIT AGREEMENT

     This CONSTRUCTION FACILITY CREDIT AGREEMENT ("Agreement") is entered into as of March 7, 2006, among COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Borrower"), the Guarantors (as defined herein), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Sole Book Manager, COMMERZBANK AG, NEW YORK BRANCH, as Syndication Agent, PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, as Documentation Agents, WACHOVIA BANK, NATIONAL ASSOCIATION, as Managing Agent.

     The Borrower has requested that the Lenders provide a revolving credit facility for the purpose of providing a portion of the financing with respect to the costs and expenses associated with the construction of the Terminus Project (as defined herein), and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Adjusted Consolidated EBITDA" means, for any period, an amount equal to
(a) Consolidated EBITDA for such period, less (b) a deemed capital expenditures reserve deduction equal to, on an annual basis, (i) $0.35 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitutes office space; (ii) $0.15 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitutes retail space and (iii) $0.15 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitutes industrial space.

     "Adjusted Unencumbered EBITDA" means, for any period, that portion of Adjusted Consolidated EBITDA for such period generated by Unencumbered Properties (following deductions for deemed capital expenditure reserves applicable to such Unencumbered Properties as set forth in the definition of Adjusted Consolidated EBITDA).

     "Administrative Agent" or "Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the aggregate Commitments of all the Lenders. The Aggregate Commitments as of the Closing Date shall be $100,000,000.

     "Agreement" means this Construction Facility Credit Agreement.

     "Applicable Capitalization Rate" means (i) 8.50% for Income Producing Assets primarily constituting office space; (ii) 8.25% for Income Producing Assets primarily constituting retail space and (iii) 8.00% for Income Producing Assets primarily constituting industrial space.

     "Applicable Rate" means, from time to time, for the purposes of calculating
(a) the interest rate applicable to Eurodollar Rate Loans for the purposes of
Section 2.08 or (b) the interest rate applicable to Base Rate Loans for the purposes of Section 2.08, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

     Applicable Rate

Pricing Level   Consolidated Leverage Ratio   Eurodollar Rate Loans   Base Rate Loans
-------------   ---------------------------   ---------------------   ---------------
1               > or = 0.35:1                         0.80%                  0%
2               > 0.35:1 but < or = 0.45:1            0.90%                  0%
3               > 0.45:1 but < or = 0.50:1            1.00%                  0%
4               > 0.50:1 but < or = 0.55:1            1.15%                  0%
5               > 0.55:1                              1.30%                  0%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then

Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until such time as such delinquent Compliance Certificate is delivered). The Applicable Rate on the Closing Date shall be Pricing Level 1.

     "Approved Fund" has the meaning specified in Section 10.07(h).

     "Arranger" means a collective reference to Banc of America Securities LLC in its capacity as sole lead arranger and sole book manager.

     "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. Notwithstanding the foregoing, Attributable Indebtedness shall not include the Attributable Indebtedness of Investment Entities except to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any non-recourse secured Attributable Indebtedness and disregarding any general partnership liability of the Designated Entities).

     "Audited Financial Statements" means the audited consolidated balance sheets of the Borrower and the Consolidated Entities for the calendar year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar year of such Persons, including the notes thereto.

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans pursuant to the terms hereof.

     "Bank of America" means Bank of America, N.A. and its successors.

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "prime rate." The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrower Materials" has the meaning specified in Section 6.02.

     "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person that is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company or partnership interests or other equivalents in any kind of partnership, and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than ninety
(90) days from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than ninety (90) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within ninety (90) days of the date of acquisition and (d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

     "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire which are granted by such Person (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% (or, in the case of Tom Cousins, 40%) or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right granted by such Person); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

     "Closing Date" means the first date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 10.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combined Parties" means the Borrower, the Consolidated Entities and the Unconsolidated Entities.

     "Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

     "Consolidated EBITDA" means, for any period, for the Borrower and the Consolidated Entities on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Interest Expense for such period,
(b) the provision for federal, state, local and foreign income taxes payable by the Borrower and the Consolidated Entities for such period, (c) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (d) proceeds attributable to minority interests.

     "Consolidated Entities" means any Person (other than an Investment Entity) in which the Borrower owns any Capital Stock, the accounts of which Person are consolidated with those of the Borrower in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDA for the quarterly period to (b) Fixed Charges for such period.

     "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Total Debt as of such date to (b) Total Assets as of such date.

     "Consolidated Net Income" means, for any period, for the Borrower and the Consolidated Entities on a consolidated basis determined in accordance with GAAP, the net income of the Borrower and the Consolidated Entities (excluding the effect of any extraordinary gains or losses or other non-cash gains or losses outside the ordinary course of business or gains or losses on sales of investment property (including any impairment charges, whether or not incurred in connection with the sale of depreciated investment property or otherwise)) for that period; provided, that net income shall not, in any case, include any income allocable to Capital Stock interests of any Loan Party (other than the Borrower) or any Affiliate of the Borrower or any other Loan Party (whether by virtue of the organizational documents of such entity or contractual arrangement) held by third parties other than the Borrower and the Consolidated Entities.

     "Consolidated Parties" means a collective reference to the Borrower and the Consolidated Entities, and "Consolidated Party" means any one of them.

     "Consolidated Unencumbered Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Unencumbered EBITDA for the calendar quarter ending on such date to (b) Interest Expense for Unsecured Debt for such period.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate."

     "CSC" means CSC Associates, L.P., a Georgia limited partnership, its successors and assigns.

     "CSC Note" means that certain promissory note in the original principal amount of $150,000,000 issued by CSC and payable to Bank of America, N.A. as Master Servicer for LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass Through Certificates, Series 2002-2, and any and all derivative or replacement notes related thereto or refinancing the principal balance thereof up to an aggregate principal amount of $175,000,000.

     "Daily Undrawn Amount" means, for each day during the term hereof, an amount equal to (a) the Aggregate Commitments existing as of the end of such day, less (b) the aggregate Outstanding Amount as of the end of such day.

     "Daily Unused Fee" means, for each day during the term hereof, an amount equal to (a) the Daily Undrawn Amount for such day, multiplied by (b) a per diem percentage rate (for a 360 day year) based on an annum percentage rate calculated in accordance with the following:

Daily Unused Percentage   Applicable per annum %
-----------------------   ----------------------
> 50.0%                           0.200%
< or = 50.0%                      0.150%

     "Daily Unused Percentage" means, for any day during the term hereof, a percentage equal to (a) the Daily Undrawn Amount as of the end of such day, divided by (b) the Aggregate Commitments as of the end of such day.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Designated Entities" means a collective reference to (a) Wildwood Associates, (b) Temco Associates or (c) any general partner of a Texas limited partnership which would otherwise be included in the applicable calculation (so long as in the case of clause (c) the general partner is not the Borrower); provided, that (i) inclusion of Wildwood Associates and Temco Associates as "Designated Entities" hereunder shall be subject to verification from time to time by the Administrative Agent that the JV partners with respect to such entities are liable for fifty percent (50.0%) of the total liabilities of such entities and (ii) inclusion of any Texas limited partnerships as "Designated Entities" hereunder shall be subject to verification by the Administrative Agent that neither the Borrower nor any other Consolidated Entity (that is not such Texas limited partnership or its general partner) is liable for any of the liabilities of such Texas limited partnership.

     "Disposition" or "Dispose" means the sale, transfer or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, provided that it shall not include any lease, license or other occupancy agreement.

     "Dollar" and "$" mean lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     "Eligible Assignee" has the meaning specified in Section 10.07(h).

     "Eligible Costs" means, as of any date, all costs and expenses incurred by the Borrower with respect to the construction of the Terminus Project in accordance with GAAP (including all hard and soft costs), as of the end of the immediately preceding month, which have been paid prior to the date of a Borrowing or which will be paid in the month a Borrowing is made.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

               Eurodollar Rate = Eurodollar Base Rate
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

     Where,

     "Eurodollar Base Rate" means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or, if a quote is not available from Bank of America's London Branch, then another major bank's London branch, as reasonably selected by the Administrative Agent) to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 8.01.

     "Extended Maturity Date" has the meaning specified in Section 2.14(b).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated January 10, 2006, among the Borrower, the Administrative Agent and the Arranger.

     "Fixed Charges" means, in the aggregate for the Combined Parties and for the applicable period of calculation, the sum of (a) Interest Expense of the Combined Parties, plus (b) the principal component of all payments made in respect of Capital Lease Obligations, plus (c) any payments required to be made (whether or not actually made) in respect of ground rental obligations under ground leases, plus (d) regularly scheduled required principal payments on Indebtedness for Money Borrowed (excluding any scheduled balloon, bullet, or similar principal payment which repays such Indebtedness for Money Borrowed in full and excluding payments made by CSC under the CSC Note) plus (e) rentals payable under leases of real property during such period to the extent not covered in clause (b), plus (f) any dividends paid or payable by Borrower or any of its Consolidated Entities in respect of any class of preferred capital stock; provided, however, that in calculating Fixed Charges of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a),
(b), (c), (d), (e) and (f) above of such Consolidated Entity shall be reduced by the share allocable to interests held by Persons other than the Borrower or other Consolidated Entities, and as to such Unconsolidated Entity shall be multiplied by the percentage of the Borrower's direct and indirect ownership interest in such Unconsolidated Entity (except to the extent the Borrower or the applicable

Consolidated Entity owner of the capital stock of the applicable Unconsolidated Entity is liable, whether contractually or otherwise, for a greater portion of such amount (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness), in which case such higher amount shall be used in the applicable calculations (except with respect to the Designated Entities, for which only the percentage of the Borrower's direct or indirect ownership interest shall be used)).

     "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "Fully Satisfied" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash,
(b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, and (c) the Commitments shall have been expired or terminated in full.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. Notwithstanding the foregoing, Guarantee shall not include completion guarantees or the endorsement of instruments. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guarantors" means, collectively, each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Person that subsequently becomes a Guarantor pursuant to Section 6.12, and "Guarantor" means any one of them.

     "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article XI hereof.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Income Producing Assets" means all real property assets of the Borrower, any Consolidated Entity or any Unconsolidated Entity (a) which are partially or fully income producing for financial reporting purposes on the applicable calculation date and have been continuously partially or fully income producing for financial reporting purposes for the calendar quarter ending immediately preceding the calculation date, (b) for which an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority, and (c) as to such assets which in the immediately preceding reporting period were classified as Non-Income Producing Assets or constituted the Terminus Project, which either (i) are leased to tenants in occupancy and/or to parties not yet in occupancy but which have signed leases under which the only condition to occupancy is completion of the applicable space, and the leases for such tenants in occupancy or to be in occupancy represent eighty percent (80%) or more of the rentable square footage of the applicable real property asset; or (ii) have been a Non-Income Producing Asset or constituted the Terminus Project for a period equal to or in excess of eighteen (18) months following the issuance of an unconditional base building certificate of occupancy (provided, that different phases of real property developments shall be treated as different assets for purposes of this determination); provided, however, that "Income Producing Assets" shall not include (A) intra or inter-entity obligations between the Borrower and any of the Consolidated Entities or (B) the CSC Note.

     "Indebtedness" means, as to any Person at a particular time, without duplication, total liabilities of such Person as determined by GAAP, plus all of the following, in each case to the extent not otherwise included as total liabilities in accordance with GAAP:

     (a) all Indebtedness for Money Borrowed of such Person;

          (b) all obligations under financing leases, all Capital Lease Obligations (including all capitalized interest under any capital leases), all Synthetic Lease Obligations and all Off-Balance Sheet Liabilities of such Person;

          (c) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e) all obligations of such Person to pay the deferred purchase price of property or services to the extent constituting indebtedness pursuant to GAAP (other than trade accounts payable in the ordinary course of business) and all obligations under any repurchase, take-out commitments or forward equity commitments (other than, with respect to the calculation of the Indebtedness of the Borrower, any Consolidated Entity or any Unconsolidated Entity, commitments to a Consolidated Entity, an Unconsolidated Entity or an Investment Entity);

          (f) net obligations of such Person under any Swap Contract;

          (g) all Monetized Guarantees of such Person in respect of any of the foregoing;

however, for purposes of this Agreement, (i) Indebtedness shall not include (A) shareholders' and partners' and members' equity, (B) capital stock, (C) surplus,
(D) reserves for general contingencies and other cash reserves, (E) minority interests in Consolidated Entities, and (F) deferred income which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person and (ii) Indebtedness, as calculated for the Borrower or any Loan Party shall not include Indebtedness of Investment Entities, except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

For purposes of clarification, notwithstanding any language to the contrary contained in the foregoing, there shall be no double-counting of Indebtedness (for example, in the case of a guaranty or letter of credit supporting other Indebtedness).

     "Indebtedness for Money Borrowed" means, with respect to any Person, without duplication (a) all money borrowed by such Person and Indebtedness of such Person represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, (b) all Indebtedness of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all Indebtedness of such Person upon which interest charges are customarily paid, (d) all Indebtedness of such Person issued or assumed as full or partial payment for property or services (other than accrued employee compensation), whether or not any such notes, drafts, obligations or Indebtedness would otherwise represent "Indebtedness for Money Borrowed" and (e) all capitalized interest under any capital leases and the principal balance outstanding with respect to any Off-Balance Sheet Liabilities where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. For purposes of this definition, (i) interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed and (ii) trade account payables arising in the ordinary course of business and not delinquent by more than ninety (90) days shall not be deemed Indebtedness for Money Borrowed. Indebtedness for Money Borrowed with respect to the Borrower, the Consolidated Entities and/or the Unconsolidated Entities shall not include any obligations of Investment Entities except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).

     "Indemnified Liabilities" has the meaning specified in Section 10.05.

     "Indemnitees" has the meaning specified in Section 10.05.

     "Initial Maturity Date" has the meaning specified in Section 2.14(a).

     "Interest Capitalized" means, in respect of any period, interest capitalized by the Borrower and its Consolidated Entities in such period calculated in accordance with GAAP plus to the extent not already included herein the Borrower's pro rata share of the interest capitalized of its Unconsolidated Entities; provided, however, that Interest Capitalized shall not include "interest capitalized" by CSC in respect of the CSC Note.

     "Interest Expense" means, in respect of any period, an amount equal to the sum of (a) the interest payable during such period with respect to Indebtedness for Money Borrowed of the Borrower and its Consolidated Entities (and, when specified in the applicable covenant, a pro rata share of the interest payable for the Unconsolidated Entities), and (b) the interest component of capitalized lease obligations of the Borrower and the Consolidated Entities, less any Interest Capitalized; provided, however, that Interest Expense shall not include "interest expense" of CSC in respect of the CSC Note.

     "Interest Expense for Unsecured Debt" means for any period, Interest Expense with respect to Unsecured Debt of the Borrower and the Consolidated Entities.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the fifth
(5th) day of each calendar month and the Maturity Date.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period shall extend beyond the Maturity Date; and

          (d) the Borrower may, in addition to the periods set forth above, request and receive an Interest Period for a Eurodollar Rate Loan shorter than one (1) month if and to the extent that the Administrative Agent has pre-approved such shorter period (such approval to be withheld in the absolute and sole discretion of the Administrative Agent) and no Lender objects to the use of such shorter period prior to the establishment thereof (such objections to be raised in the absolute and sole discretion of the respective Lenders).

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "Investment Entities" means, as of any date of determination, those Persons in which the Borrower, any of the Consolidated Entities or any of the Unconsolidated Entities directly or indirectly owns any Capital Stock which satisfy each of the following criteria: (a) such Person is an unconsolidated entity with respect to the Borrower for financial reporting purposes or is an entity that is consolidated with the Borrower as a result of the pronouncement entitled Financial Interpretation 46 "Consolidation of Variable Interest Entities" by the Financial Accounting Standards Board on January 17, 2003 as revised from time to time, (b) a party other than Borrower, a Consolidated Entity or an Unconsolidated Entity has primary control over day-to-day management of such Person (responsibilities under management agreements shall not constitute control), and (c) none of the Borrower, any Consolidated Entity or any Unconsolidated Entity is directly or contingently liable for indebtedness of such Person, except for standard and customary recourse carve-outs commonly included in non-recourse financings in the form of guarantees or indemnities. For a list of the entities which are Investment Entities of the Borrower as of the Closing Date, see Schedule 1.1 attached hereto.

     "IP Rights" has the meaning specified in Section 5.17.

     "IRS" means the United States Internal Revenue Service.

     "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 6.12.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case to the extent from time to time in full force and effect or otherwise having the force of law.

     "Lender" has the meaning specified in the introductory paragraph hereto.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Liquid Assets" means, as of any date of determination, the following assets of the Combined Parties: (a) unrestricted cash and marketable securities; and (b) notes receivable (related to loans that are not in default and otherwise fully performing as of such date) secured by a mortgage instrument with a valid and enforceable first priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets, where the fair market value of such real estate assets is greater than 110% of the amount of Indebtedness secured thereby.

     "Loan" has the meaning specified in Section 2.01.

     "Loan Documents" means this Agreement, each Note, each Joinder Agreement and the Fee Letter.

     "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "Loan Parties" means, as of any date of determination, a collective reference to the Borrower and each Guarantor existing as of such date.

     "Material Adverse Effect" means (a) a material adverse effect upon, the results of operations, business, properties, financial condition or business prospects of the Combined Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Maturity Date" means the later to occur of (a) the Initial Maturity Date; and (b) to the extent maturity is extended pursuant to Section 2.14, the Extended Maturity Date.

     "Monetized Guarantee" means any Guarantee which (a) is a Guarantee of Indebtedness for Money Borrowed; (b) is a Guarantee that has been reduced to judgment or otherwise liquidated for a specified monetary amount; or (c) is a Guarantee of performance of any obligation which obligation is past due beyond any applicable grace or cure period and the liability under which can be reasonably quantified in terms of the monetary liability of the applicable obligor.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Non-Income Producing Asset" means any real property asset of the Borrower, any Consolidated Entity, or any Unconsolidated Entity (other than the Terminus Project) which does not qualify as an "Income Producing Asset" (following application of subsection (c)(ii) and each other provision of the definition thereof).

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (a) interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) any Swap Contract entered into in connection with the Loans by any Loan Party with respect to which a Lender or any Affiliate of such Lender is a party.

     "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Outstanding Amount" means, as of any date, the aggregate outstanding principal amount of Loans, after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Liens" means, at any time, Liens in respect of property of the Borrower, Consolidated Entities and/or Unconsolidated Entities constituting:

          (a) Liens existing pursuant to any Loan Document;

          (b) Liens (other than Liens imposed under ERISA) for taxes, assessments (including private assessments and charges) or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to Agent in its sole discretion;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, no action has been taken to enforce the same (other than filing of a Lien) and which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established or which have been bonded;

          (d) zoning restrictions, easements, rights-of-way, restrictions and other encumbrances affecting real property which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (e) leases or subleases to third parties (including any Affiliates of Borrower or any Combined Party);

          (f) Liens securing judgments for the payment of money not constituting an Event of Default hereunder or securing appeal or other surety bonds related to such judgments;

          (g) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement; and

          (h) Liens incurred in the ordinary course of business in connection with workers compensation, unemployment insurance or other social security obligations.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Platform" has the meaning specified in Section 6.02.

     "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Register" has the meaning specified in Section 10.07(c).

     "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Code.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Outstanding Amount; provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" means the chief executive officer, any vice chairman, president, chief financial officer, chief investment officer, chief administrative officer, general counsel or, solely with respect to the ability to request advances of Loans and continuations and conversions of Loans and to sign Compliance Certificates, any other Person who is authorized in writing by any of the foregoing to make such requests. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any cash dividend or other distribution with respect to any Capital Stock (including preferred stock) or other equity interest of the Borrower or any Consolidated Entity, or any payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest, other than any distribution or other payment solely in Capital Stock of such Person.

     "Restricted Purchase" means any payment on account of the purchase, redemption, or other acquisition or retirement of any Capital Stock (including preferred equity) of the Borrower.

     "Revolving Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of March 7, 2006 among the Borrower, Bank of America, N.A., as administrative agent, and a syndicate of lenders.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secured Debt" means, for any given calculation date, the total aggregate principal amount of Indebtedness for Money Borrowed of the Borrower and the Consolidated Entities, on a consolidated basis (and without duplication on account of the guaranty obligations of the Borrower or any Consolidated Entity relating to the Indebtedness for Money Borrowed of another Consolidated Entity), that is secured in any manner by any Lien; provided, that obligations in respect of Capitalized Leases shall not be deemed to be Secured Debt. For clarification purposes, (i) any unsecured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (ii) any unsecured guaranty given by the Borrower or any Consolidated Entity of the Secured Debt of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the Secured Debt and shall not be calculated as part of the obligations of the Person giving the guaranty, (iii) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (iv) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of another Consolidated Entity does not constitute the Secured Debt of the Person directly incurring such obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (v) any secured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity constitutes Secured Debt of such Person giving the guaranty, (vi) any secured guaranty given by the Borrower or any Consolidated Entity of the secured obligations of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the secured obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (vii) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty, and (viii) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of any Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty and shall not be calculated as part of the obligations (secured or otherwise) of the Person directly incurring such obligations.

     "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Consolidated Entities as of that date determined in accordance with GAAP.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement relating to the foregoing, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement related to any of the foregoing (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Terminus Project" means the project commonly known as "Terminus 100" located at 3280 Peachtree Road in Atlanta, Georgia, which is currently being constructed by the Borrower, which consists of a high rise office building and ancillary retail containing approximately 651,000 square feet of office and retail space, and parking associated with such office and retail; provided, however the Terminus Project does not include the other land at 3280 Peachtree Street and adjacent thereto owned by the Borrower or its Consolidated Entities, the air rights above the parking structure which may be used for future development, or the parking within the parking structure being developed which will serve such potential future development above the parking structure. Such building shall cease to constitute the "Terminus Project" and shall be classified as an "Income Producing Asset" for purposes of all calculations required hereunder as of the first calculation date for which (a) such building is partially or fully income producing for financial reporting purposes on the applicable calculation date and has been continuously partially or fully income producing for financial reporting purposes for the calendar quarter ending immediately preceding the calculation date; (b) an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority with respect to such building; and (c) either (i) the leasable space contained in such building has been leased to tenants in occupancy and/or to parties not yet in occupancy but which have signed leases under which the only condition to occupancy is completion of the applicable space, and the leases for such tenants in occupancy or to be in occupancy represents eighty percent (80%) or more of the rentable square footage contained or to be contained in such building; or
(ii) such building has been classified as the "Terminus Project" for purposes of all calculations required hereunder for a period equal to or in excess of eighteen (18) months following the issuance of an unconditional base building certificate of occupancy.

     "Terminus Project Budget" means the budget with respect to the construction of the Terminus Project delivered by the Borrower to the Administrative Agent on the Closing Date and thereafter as required by Section 6.02(f).

     "Terminus Project Value" means the value of the Terminus Project at cost reported to the date of calculation in accordance with GAAP; provided, that such value shall be deemed equal to zero (0), as of the date on which the Terminus Project is classified as an Income Producing Asset hereunder and for the remainder of the term hereof (it being understood that at such time as the Terminus Project becomes an Income Producing Asset, its value shall be determined in accordance with the definition of "Value of Income Producing Assets", including the proviso thereto).

     "Threshold Amount" means $10,000,000.

     "Total Assets" means, as of any calculation date, the sum of (a) the Value of Income Producing Assets for all such assets of the Combined Parties, plus (b) the Value of Liquid Assets of the Combined Parties, plus (c) the Value of Non-Income Producing Assets of the Combined Parties, plus (d) the Terminus Project Value; provided, however, that in calculating Total Assets, item (c) shall be reduced to the extent necessary (with a corresponding reduction in the sum of items (a), (b) and (c)) to establish that item (c) shall not exceed forty percent (40%) of the sum of items (a), (b) and (c).

     "Total Debt" means, as of any calculation date, for the Combined Parties (reduced to the extent necessary to reflect the portion thereof not attributable to Borrower's direct and indirect ownership interest), the sum of (without duplication): (a) all outstanding Indebtedness for Money Borrowed (other than the CSC Note); (b) all Capital Lease Obligations, and (c) all obligations constituting Monetized Guarantees of such Persons; provided, however, that in calculating the Total Debt of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a), (b) and (c) above of such Consolidated Entity and Unconsolidated Entity shall be multiplied by the percentage of the Borrower's direct and indirect ownership interest in such Consolidated Entity and Unconsolidated Entity. Total Debt shall not include any such obligation of Investment Entities except, for clarification purposes, to the extent any Consolidated Entity is liable for the same (disregarding any Consolidated Entity's liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness) and disregarding any general partnership liability of the Designated Entities.

     "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Unconsolidated Entities" means, as of any date of determination, those Persons in which the Borrower or any of the Consolidated Entities owns some portion of Capital Stock and which are not consolidated with the Borrower on the financial statements of the Borrower in accordance with GAAP. Unconsolidated Entities shall not include Investment Entities.

     "Unencumbered Properties" means all real property assets owned by the Borrower or the Consolidated Entities that are not subject to any Liens other than Permitted Liens and are located in the United States of America.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unsecured Debt" means, as of any date, the aggregate of all Indebtedness for Money Borrowed of the Borrower and the Consolidated Entities that was incurred, and continues to be outstanding, without granting a Lien (other than Permitted Liens not described in clauses (a) or (f) of such definition) as security for such Indebtedness for Money Borrowed. Unsecured Debt shall not include any such obligations of Unconsolidated Entities or Investment Entities except, for clarification purposes, to the extent any Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured obligations and disregarding any general partnership liability of the Designated Entities). For clarification purposes, (a) any unsecured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes Unsecured Debt of the Borrower or such Consolidated Entity giving the guaranty, (b) any unsecured guaranty given by the Borrower or any Consolidated Entity of the secured obligations of the Borrower or another Consolidated Entity constitutes the Secured Debt of the Borrower or the Consolidated Entity directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or such Consolidated Entity giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or the Consolidated Entity directly incurring the underlying secured obligations, in which case it shall constitute the Unsecured Debt of the Borrower or the Consolidated Entity giving the guaranty), (c) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes the Unsecured Debt of the Borrower or such Consolidated Entity giving the guaranty, (d) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of the Borrower or another Consolidated Entity constitutes the Unsecured Debt of the Borrower or the Consolidated Entity directly incurring such obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or such Consolidated Entity giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or the Consolidated Entity directly incurring the underlying unsecured obligations, in which case it shall constitute the Unsecured Debt of the Borrower or the Consolidated Entity giving the guaranty), (e) any secured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes secured debt of the Borrower or such Consolidated Entity giving the guaranty, (f) any secured guaranty given by the Borrower or any Consolidated Entity of the secured obligations of the Borrower or another Consolidated Entity constitutes the secured debt of the Borrower or the Consolidated Entity directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or such Consolidated Entity giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or the Consolidated Entity directly incurring the underlying secured obligations, in which case it shall constitute the secured debt of the Borrower or the Consolidated Entity giving the guaranty), (g) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes the secured debt of the Borrower or such Consolidated Entity giving the guaranty, and (h) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of the Borrower or another Consolidated Entity constitutes the secured debt of the Borrower or such Consolidated Entity giving the guaranty and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or the Consolidated Entity directly incurring such obligations (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or such Consolidated Entity giving the guaranty, in which case it shall constitute the Unsecured Debt of the Borrower or the Consolidated Entity directly incurring the underlying unsecured obligations). For purposes of calculating the financial covenants contained herein, obligations of the Borrower or any Consolidated Entity pursuant to the terms of any letter of credit shall be treated in the same manner as a guaranty.

     "Unused Fee" has the meaning set forth in Section 2.09(a).

     "Value of Income Producing Assets" means, as of any date, the aggregate value of each Income Producing Asset existing as of such date, where the value of each such Income Producing Asset equals: the product of (a) the Adjusted Consolidated EBITDA for the most recent calendar quarter allocable to such Income Producing Asset, (i) multiplied by four (4), (ii) then, divided by the Applicable Capitalization Rate, multiplied by (b) (i) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that if any Income Producing Asset has been an Income Producing Asset for a period of less than four (4) calendar quarters, then such Income Producing Asset will be assigned a value which is the greater of (i) the value of such asset determined in accordance with clauses (a) and (b) above and (ii) the value of such asset determined in accordance with clauses (a) and (b) of the definition of "Value of Non-Income Producing Assets" or in accordance with the definition of "Terminus Project Value" as if such asset were a Non-Income Producing Asset or the Terminus Project, as applicable.

     "Value of Liquid Assets" means, as of any date, the sum of (a) the amount of cash included in Liquid Assets, plus (b) an amount equal to (i) the market value of any marketable securities included in Liquid Assets, less (ii) to the extent not included in Total Debt, any margin indebtedness with respect thereto, plus (c) the book value of notes receivable secured by a mortgage instrument with a valid and enforceable first priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets and included in Liquid Assets (where the fair market value of such real estate assets is greater than or equal to 110% of the amount of indebtedness secured thereby); provided, that with respect to each asset the respective amounts used in calculating clauses (a), (b) and (c) above shall be multiplied by (1) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (2) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset.

     "Value of Non-Income Producing Assets" means on any calculation date, the aggregate value of all Non-Income Producing Assets, where the value of each such Non-Income Producing Asset is equal to the product of (a) the cost of such asset reported to the date of calculation in accordance with GAAP, times (b) (i) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), or (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that the Wildwood, North Point and Paulding undeveloped land held by the Borrower or its Consolidated Entities shall be valued at a total of $119,000,000 for purposes of this definition as of closing ($17,800,000 of such amount is attributable to the Wildwood undeveloped land, $19,200,000 to the North Point undeveloped land and $82,000,000 to the Paulding undeveloped land); provided further, that in the event any parcels of such undeveloped land are sold, such aggregate value amount shall be reduced according to the value attributed to the undeveloped land sold, or, in the event that only a portion of any such undeveloped land is sold, to be reduced pro rata according to square footage or acreage, as applicable), subject to the right of the Administrative Agent to request the re-appraisal of one or more of such properties in the event that the Administrative Agent reasonably believes that the value thereof has been materially reduced for any reason.

     1.02 OTHER INTERPRETIVE PROVISIONS.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii) The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 ACCOUNTING TERMS.

     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP (except as provided in this Agreement with respect to Investment Entities) applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 ROUNDING.

     Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 REFERENCES TO AGREEMENTS AND LAWS.

     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 TIMES OF DAY.

     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 LOANS.

     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (a) the Outstanding Amount shall not exceed the Aggregate Commitments, (b) the aggregate Unsecured Debt of the Borrower and the Consolidated Entities (including any requested or pending Borrowing) shall not exceed the amount permitted pursuant to Section 7.03(a)(ii) hereof and (c) the Outstanding Amount shall be less than or equal to sixty percent (60.0%) of all Eligible Costs. Within the limits of each Lender's Commitment, and subject to the terms of this Section 2.01 and the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05(a) and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon irrevocable notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion


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

to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurodollar Rate Loans with an interest period of one month. Any such automatic conversion to Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. In connection with any requested advance that constitutes a readvance of proceeds of the Loans that have been previously prepaid by Borrower pursuant to Section 2.05(a), the Borrower shall not be required to certify or otherwise submit with such Loan Notice evidence or confirmation that the requested readvance is with respect to costs and expenses incurred by the Borrower with respect to the Terminus Project so long as the Borrower made such certification at the time such funds were originally advanced.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if notice of a conversion or continuation is not provided by the Borrower by 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 p.m. on the Business Day specified in the applicable Loan Notice for notices related to Eurodollar Rate Loans or notices related to Base Rate Loans and given by the Borrower on or prior to 3:00 p.m. on the day prior to the requested date for such Borrowing or 3:00 p.m. on the Business Day specified in the applicable Loan Notice for notices related to Base Rate Loans delivered after such time; provided, in each case, that nothing contained in this sentence shall be deemed to alter the requirements contained in the previous sentence for timely delivery of notices relating to Base Rate Loans or Eurodollar Rate Loans. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to the Loans. No more than two (2) Borrowings may be initiated in any given calendar month.

     2.03 INTENTIONALLY OMITTED.

     2.04 INTENTIONALLY OMITTED.

     2.05 PREPAYMENTS.

          (a) Other than in connection with the termination of this Agreement and all Commitments hereunder, the Borrower shall not be permitted to prepay any Loans hereunder if, either before or after giving effect to the proposed prepayment, there is principal indebtedness outstanding under the Revolving Credit Agreement. To the extent there is no principal indebtedness outstanding under the Revolving Credit Agreement both before and after giving effect to any proposed prepayment hereunder, the Borrower shall be permitted to prepay the Loans in accordance with the following terms and conditions:

               (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time (A) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty and (B) voluntarily prepay Eurodollar Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) one (1) Business Day prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.

               (ii) The Borrower may voluntarily prepay Eurodollar Rate Loans in whole or in part on any date other than the last day of the Interest Period applicable thereto without premium; provided that the Borrower shall deliver to the Administrative Agent a timely notice of prepayment in accordance with clause (a) above and pay any "breakage" charges and increased costs or charges incurred by the Lenders as the result of such prepayment pursuant to Section 3.05.

In the case of any prepayment made or to be made in connection with subclauses
(i) or (ii) above: (A) the Administrative Agent will promptly notify each Lender of its receipt of each such notice with respect thereto, and of the amount of such Lender's Pro Rata Share of such proposed prepayment; (B) the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; (C) any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05; and (D) each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares. The failure of the Borrower to make a prepayment hereunder following the delivery of a notice of a pending prepayment pursuant to the provisions contained in this clause (a) shall not constitute a Default or Event of Default hereunder; provided, however, that the Administrative Agent shall not be required to accept any prepayment offered by the Borrower hereunder unless timely notice thereof has been given in accordance with (and to the extent required by) this clause (a) and Borrower's prepayment is accompanied by any "breakage" charges and all other increased costs or charges incurred by the Lenders as the result of such prepayment.

     (b) If for any reason the Outstanding Amount at any time exceeds the Aggregate Commitments then in effect or the aggregate Unsecured Debt of the Borrower and the Consolidated Entities (including any requested or pending Borrowing) exceeds the amount permitted pursuant to Section 7.03(a)(ii) hereof, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

     2.06 TERMINATION OR REDUCTION OF COMMITMENTS.

     (a) Voluntary Terminations or Reductions. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently and irrevocably reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount would exceed the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything contained herein to the contrary, Borrower shall not be permitted to request a reduction in the Aggregate Commitments pursuant to the this Section 2.6 more than two (2) times during any twelve (12) month period.

     (b) General. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.

     2.07 REPAYMENT OF LOANS.

     The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date in accordance with Section
2.14 hereof.

     2.08 INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (until such time as such payment is made and all Events of Default existing under the Agreement are cured, at which point the Default Rate shall no longer be applied).

               (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid by the date on which such failure to pay constitutes an Event of Default hereunder (whether as a result of the stated maturity of any Obligations, by acceleration or otherwise), then, unless otherwise agreed to by the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (until such time as all Events of Default existing under the Agreement are cured, at which point the Default Rate shall no longer be applied).

               (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder from the date of such Event of Default at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (until such time as all Events of Default existing under the Agreement are cured, at which point the Default Rate shall no longer be applied).

               (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (d) The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.08(a) and (b). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all amounts paid or due pursuant to Article III hereof and all agency fees, syndication fees, arrangement fees, amendment fees, up-front fees, commitment fees, facility fees, unused fee, closing fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender or any other similar amounts or charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred by the Administrative Agent and/or the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Any use by Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

     2.09 FEES. (a)Unused Fee. In consideration of the Commitments of the Lenders hereunder, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders) a daily fee in connection with the unused amount of the Aggregate Commitments (the "Unused Fee"). The Unused Fee shall be payable as of the first day of each calendar quarter and as of the Maturity Date in arrears in an amount equal to the sum of the Daily Unused Fees accrued during the applicable calendar quarter period (or portion thereof). All Unused Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Unused Fee shall commence to accrue on the Closing Date.

     (b) Other Fees. The Borrower shall, without duplication, pay to the Arranger and the Administrative Agent for their own respective accounts fees described in Paragraphs 1-3 of the Fee Letter that relate to the Loans in the amounts and at the times specified in the Fee Letter. Bank of America shall pay to the Lenders the fees specified in Paragraph 2 of the Fee Letter that relate to the Loans. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES.

     All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

     2.11 EVIDENCE OF DEBT.

     The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     2.12 PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

               (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

               (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon (including any applicable "breakage" charges related thereto) for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 SHARING OF PAYMENTS.

     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.14 MATURITY DATE.

     (a) Initial Maturity Date. Subject to extension pursuant to the terms and conditions set forth in clause (b) of this Section 2.14 and subject to the provisions of clause (c) of this Section 2.14, the Borrower shall, on March 7, 2010 (the "Initial Maturity Date"), cause the Obligations (including, without limitation, all outstanding principal and interest on the Loans and all fees, costs and expenses due and owing under the Loan Documents) to be Fully Satisfied.

     (b) Extended Maturity Date Option. Not more than 180 days and not less than 60 days prior to the Initial Maturity Date, the Borrower may request in writing that the Lenders extend the term of this Agreement for an additional twelve (12) calendar month period (the end of such period being the "Extended Maturity Date"). Such extension option shall be subject to the satisfaction of the following requirements:

               (i) at the Initial Maturity Date, there shall not exist any Default or Event of Default by the Borrower or any other Loan Party; and

               (ii) the Borrower shall, at the Initial Maturity Date, deliver to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitments) an extension fee equal to fifteen hundredths of one percent (0.15%) of the then existing Aggregate Commitments (whether funded or unfunded).

     (c) Satisfaction of Obligations Upon Acceleration. Notwithstanding anything contained herein or in any other agreement to the contrary, to the extent any of the Obligations are accelerated pursuant to the terms hereof (including, without limitation, Section 8.02 hereof), the Borrower shall, immediately upon the occurrence of such acceleration, cause such accelerated Obligations to be Fully Satisfied.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall assets, receipts, branch profits, net income, and/or franchise and similar taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office, is doing business or has other contacts (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof. If the Lender receives any refund of taxes paid in accordance with the previous sentence, the Lender shall promptly reimburse the Borrower for such gross-up.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 ILLEGALITY.

     If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES.

     If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender and will provide with such notification such information and materials as Administrative Agent determines is reasonably required to support such determination. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, and the Administrative Agent shall promptly notify the Borrower and each Lender when the conditions for the obligation of the Lenders to make or maintain Eurodollar Rate Loans is restored. Upon receipt of notice that the obligation of Lenders to make or maintain Eurodollar Rate Loans is suspended, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 INCREASED COST; REDUCED RETURN; CAPITAL ADEQUACY; RESERVES.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within 15 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time within 15 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 COMPENSATION FOR LOSSES.

     Within 15 days of demand by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder, an explanation thereof and reasonable supporting information or evidence with respect thereto shall be conclusive in the absence of manifest error so long as such requests for compensation are made within ninety (90) days of incurrence. Any Person seeking compensation under this Article III shall, in connection with any such claim, provide both the Administrative Agent and the Borrower with a copy of the certificate and supporting information/evidence referenced in the previous sentence. In determining the compensation amount claimed, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or
3.04 or a Lender's making a determination under Section 3.02, the Borrower may replace such Lender in accordance with Section 10.16.

     3.07 SURVIVAL.

     All of the Borrower's obligations under this Article III shall survive for a period of ninety (90) days following the date on which such obligations arise and shall, to the extent such ninety (90) day period has not run prior to the termination of the Aggregate Commitments and repayment of all other Obligations hereunder, survive such termination of the Aggregate Commitments and repayment of all other Obligations hereunder for the remainder of such ninety (90) day period.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 CONDITIONS OF INITIAL BORROWING.

     The occurrence of the Closing Date, the initial effectiveness of this Agreement and obligation of each Lender to make its initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

               (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

               (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

               (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

               (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or organization;

               (v) a favorable opinion of McKenna Long & Aldridge, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent, covering enforceability of the Loan Documents and other matters to be agreed upon;

               (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the calculation of the Consolidated Leverage Ratio as of December 31, 2005;

               (vii) a duly completed Compliance Certificate as of September 30, 2005, signed by a Responsible Officer of the Borrower;

               (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require; and

               (ix) a Loan Notice, duly executed by the Borrower requesting a Borrowing on the Closing Date in an amount not to exceed sixty percent (60%) of Eligible Costs as of the Closing Date.

     (b) Any fees required to be paid to the Administrative Agent, the Arrangers or any other Lender (whether pursuant to the Fee Letter or otherwise) on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs of the Administrative Agent as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) The representations and warranties of the Loan Parties contained in
Article V or any other Loan Document, or which are contained in any other document furnished at any time under this Agreement, shall be true and correct in all material respects on and as of the Closing Date.

     (e) No Default shall exist and be continuing as of the Closing Date.

     (f) There shall not have occurred a material adverse change since September 30, 2005 in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Entities taken as a whole, or in the facts and information regarding such entities as represented to date.

     (g) There shall not exist any action, suit, investigation, or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to affect the Borrower, its Consolidated Entities or any transaction contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect on the Borrower and its Consolidated Entities or any transaction contemplated hereby or on the ability of any party to perform its obligations under the documents to be executed in connection herewith or in connection with any other Loan Document.

     (h) The Borrower and its Consolidated Entities shall be in compliance with all existing financial obligations and Contractual Obligations, the failure to comply with could reasonably be expected to have a Material Adverse Effect.

     (i) The Administrative Agent shall have received and approved the Terminus Project Budget, leasing reports and a summary of all costs incurred through the end of January, 2006, together with such other materials related to the construction, ownership and/or future operation of the Terminus Project as may be reasonably requested by the Administrative Agent (including, to the extent required by the Administrative Agent and without limitation, plans, specifications, schedules, surveys, site plans, permits, construction and management contracts, architectural and engineering contracts and environmental site assessments related to the Terminus Project or such construction, ownership and/or operation).

     (j) The Administrative Agent and Lenders shall have completed all due diligence with respect to the Terminus Project, the Borrower, its Consolidated Entities and its Unconsolidated Entities and the Properties owned thereby.

     4.02 CONDITIONS TO ALL BORROWINGS.

     The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Loan Parties contained in
Article V or any other Loan Document, or which are contained in any document furnished at any time under this Agreement, shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default shall exist, or would result from such proposed Borrowing.

     (c) For any Loan Notice delivered on or after July 1, 2006, sixty percent (60%) of the rentable square footage contained or to be contained in the Terminus Project shall have been leased to parties that have signed leases containing arms-length terms reasonable in the market.

     (d) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

     Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Borrowing.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and the Lenders that:

     5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

     The Borrower and each Consolidated Entity (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (if any) to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 AUTHORIZATION; NO CONTRAVENTION.

     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted
Lien) under, (i) any Contractual Obligation to which such Person is a party or
(ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except the filing of this Agreement with the Securities and Exchange Commission.

     5.04 BINDING EFFECT.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

     5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in accordance with GAAP the financial condition of the Borrower and the Consolidated Entities (including the Consolidated Entities' interest in the Unconsolidated Entities) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the applicable parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness as required by GAAP.

     (a) The unaudited consolidated balance sheets of the Borrower and the Consolidated Parties (including the Consolidated Entities' interest in the Unconsolidated Entities) dated September 30, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the calendar quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in accordance with GAAP the financial condition of the parties identified therein as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth, as of the Closing Date, all material Indebtedness for Money Borrowed of the Borrower, the Consolidated Entities and the Unconsolidated Entities, respectively, as of the date of such financial statements. Without limiting the foregoing, such list shall include all Indebtedness for Money Borrowed in excess of $10,000,000.

     (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 LITIGATION.

     Except as specifically disclosed in Schedule 5.06 (as amended by any Compliance Certificate or Loan Notice containing supplemental information thereto), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, that are not covered by insurance and, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     5.07 NO DEFAULT.

     Neither the Borrower, nor any Consolidated Entity is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 OWNERSHIP OF PROPERTY; LIENS.

     The Borrower and each Consolidated Entity has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and the Consolidated Entities is subject to no Liens, other than Liens permitted by
Section 7.01.

     5.09 ENVIRONMENTAL COMPLIANCE.

     The Borrower and each Consolidated Entity conduct in the ordinary course of business in connection with the purchase of real estate a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on or with respect to such properties, and as a result thereof the Loan Parties have reasonably concluded that, except as specifically disclosed in Schedule 5.09 (as amended by any Compliance Certificate or Loan Notice containing supplemental information thereto), any violation of such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 INSURANCE.

     The properties of the Borrower and each Consolidated Entity are insured with financially sound and reputable insurance companies not the Borrower, any Subsidiary of the Borrower, any Consolidated Entity, any Unconsolidated Entity or any Investment Entity, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Consolidated Entity operates.

     5.11 TAXES.

     The Borrower and each Consolidated Entity have filed all Federal, state and other material tax returns and reports required to be filed unless an extension has been obtained, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the best of Borrower's knowledge and belief, there is no proposed tax assessment against the Borrower or any Consolidated Entity that would, if made, have a Material Adverse Effect.

     5.12 ERISA COMPLIANCE.

     (a) Except as set forth on Schedule 5.12, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section

4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 CONSOLIDATED ENTITIES; REIT STATUS.

     As of the Closing Date and as of the date of the last Compliance Certificate delivered pursuant to the terms of this Agreement, the Borrower has no Consolidated Entities other than those specifically disclosed in Part (a) of
Schedule 5.13 and has no equity investments in any other Unconsolidated Entity or Investment Entity other than those specifically disclosed in Part (b) of
Schedule 5.13 (as amended by any Compliance Certificate containing supplemental information thereto). The Borrower qualifies as a REIT.

     5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Consolidated Entity (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     5.15 DISCLOSURE.

     Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) as of the date thereof contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 COMPLIANCE WITH LAWS.

     The Borrower and each Consolidated Entity is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ,


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

injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 INTELLECTUAL PROPERTY; LICENSES, ETC.

     The Borrower and each Consolidated Entity owns, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where such failure could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Consolidated Entity infringes upon any rights held by any other Person except where such failure could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.17, (as amended by any Compliance Certificate or Loan Notice containing supplemental information thereto), no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.18 COMPLIANCE WITH ZONING AND OTHER REQUIREMENTS.

     The Terminus Project complies with applicable Laws, zoning ordinances, regulations and restrictive covenants applicable thereto, except in such instances in which (a) the requirement of such Laws, zoning ordinances, regulations or restrictive covenants is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All use and other requirements of any Governmental Authority having jurisdiction over the Terminus Project have been, or, during the appropriate stage of construction of the Terminus Project, will be satisfied, except where the failure to satisfy the same, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.19 PLANS AND SPECIFICATIONS.

     To the Borrower's knowledge, the plans and specifications prepared for Borrower are adequate in all material respects for the construction of the Terminus Project except where the failure to be adequate, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The plans and specifications prepared for Borrower have been approved by all Governmental Authorities having jurisdiction over the Terminus Project and by the beneficiary of each restrictive covenant affecting the Terminus Project whose approval is required, except where such failure to approve, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best of Borrower's knowledge, the Terminus Project, if constructed substantially in accordance with the plans and specifications prepared for Borrower, will comply in all material respects with all applicable Laws, including those Laws relating to access and facilities for disabled persons, except where


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

the failure to satisfy the same, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.20 UTILITIES.

     All utility services deemed necessary by the Borrower for the construction of the Terminus Project and the operation thereof for their intended purposes are available at the boundaries of the property on which the Terminus Project is being constructed (or will be available upon the completion of work shown in the Borrower's plans and specifications).

     5.21 TAXPAYER IDENTIFICATION NUMBER. The Borrower's true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Consolidated Entity to:

     6.01 FINANCIAL STATEMENTS.

     Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 90 days after the end of each calendar year of the Borrower (commencing with the calendar year ended
2005), a consolidated balance sheet of the Borrower and the Consolidated Entities as at the end of such calendar year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant or accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit; and

     (b) as soon as available, but in any event within 45 days after the end of each of the first three calendar quarters of each calendar year of the Borrower (commencing with the calendar quarter ended March 31, 2006), a consolidated balance sheet of the Borrower and the Consolidated Entities as at the end of such calendar quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar quarter and for the portion of the Borrower's calendar year then ended, setting forth in each case in comparative form the figures for the corresponding calendar quarter of the previous calendar year and the corresponding portion of the previous calendar year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition,


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

results of operations, shareholders' equity and cash flows of the Borrower and the Consolidated Entities in accordance with GAAP as of the date thereof, subject only to normal year-end audit adjustments and the absence of footnotes.

     As to any information contained in materials furnished pursuant to Section 6.02, the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     6.02 CERTIFICATES; OTHER INFORMATION.

     Deliver to the Administrative Agent:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Consolidated Entity, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, or material periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (e) on a quarterly basis (but only until such time as the Terminus Project becomes an Income Producing Asset), (i) during the development and construction of the Terminus Project, leasing status reports with respect to the Terminus Project and (ii) upon commencement of operation of the Terminus Project, operating statements, including rent rolls;

     (f) on a quarterly basis (but only until such time as the Terminus Project becomes an Income Producing Asset), a copy of the current Terminus Project Budget, certified by a Responsible Officer as being a complete and accurate summary as of the end of the preceding quarter; and

     (g) promptly, such additional data, certificates, reports, statements, documents or other information regarding the business, assets, liabilities, financial or corporate affairs, projected financial performance, operations or other matters pertaining to the Borrower or any Consolidated Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system that is approved by the Borrower, such approval not to be unreasonably withheld (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders who notify the Borrower and the Administrative Agent in writing in advance that they do not wish to receive material non-public information with respect to the Borrower or its securities) (each a "Public Lender"). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (ii) by marking Borrower Materials "PUBLIC", the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08);
(iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor," and (iv) the Administrative Agent and the Arranger shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC."


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

     6.03 NOTICES.

     Promptly notify the Administrative Agent and each Lender after a Responsible Officer becomes aware thereof:

     (a) of the occurrence of any Default and the nature thereof;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Consolidated Entity; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Consolidated Entity and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Consolidated Entity, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event; and

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Consolidated Entity.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all material provisions of this Agreement and any other Loan Document that have been breached.

     6.04 PAYMENT OF OBLIGATIONS.

     Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Consolidated Entity; and (b) all lawful material claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, provided, however, such lawful claims may be contested in good faith in appropriate proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as enforcement of any such claim has been stayed and so long as such proceedings could not subject any Lender to any civil or criminal penalty or liability.

     6.05 PRESERVATION OF EXISTENCE, ETC.

     (a) Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;
(ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks


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

and (b) cause the Borrower to, at all times during the term hereof, maintain its status as an Internal Revenue Service-qualified REIT.

     6.06 MAINTENANCE OF PROPERTIES.

     Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use at least the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 MAINTENANCE OF INSURANCE.

     Maintain with financially sound and reputable insurance companies (provided that such companies shall not, in any case, be the Borrower, any Subsidiary of the Borrower, any Consolidated Entity, any Unconsolidated Entity or any Investment Entity), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

     6.08 COMPLIANCE WITH LAWS.

     Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 BOOKS AND RECORDS.

     (a) Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Consolidated Entity, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Consolidated Entity, as the case may be.

     6.10 INSPECTION RIGHTS.

     Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that


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

neither the Administrative Agent nor any Lender shall take any action which would result in the interference with any tenant's right to quiet enjoyment of the property subject to any lease during the term thereof; provided, further, that the Administrative Agent and each Lender agree to use reasonable efforts to share information among one another and to coordinate such inspections to minimize disruption for the Borrower; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.11 USE OF PROCEEDS; INCURRENCE OF BORROWINGS.

     Except as otherwise provided in this Section, use the proceeds of the Borrowings for the sole purpose of financing up to but not exceeding sixty percent (60%) of Eligible Costs; provided, however that any proceeds of the Borrowings which constitute readvances of the Loans prepaid by Borrower pursuant to Section 2.05(a) of this Agreement may be used by Borrower for acquisitions, development, renovation, working capital in the ordinary course of business, to support letters of credit or for other general corporate purposes.

     6.12 ADDITIONAL GUARANTORS.

     Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary that constitutes a Consolidated Entity, and promptly thereafter (and in any event within thirty (30) days), except as specifically provided below, cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, that (i) a Consolidated Entity shall not be required to execute a Joinder Agreement and become a Guarantor hereunder if (A) such Consolidated Entity is inactive, has aggregate assets with a book value of less than $5,000,000 and has no operations or (B) such Consolidated Entity is prohibited under the terms of its Organization Documents or the terms of any Indebtedness from providing Guarantees of Indebtedness of any other Person (ii) notwithstanding the foregoing, one or more Consolidated Entities designated by the Borrower that would otherwise be exempt from the requirements set forth in item (A) of subclause (i) above shall, nonetheless, be required to execute a Joinder Agreement and become a Guarantor pursuant to the provisions of this Section 6.12 so that the aggregate value of assets held by Consolidated Entities that are not required to execute Joinder Agreements pursuant to the terms of subclause (i)(A) above shall not exceed 10% of the total value of the Unencumbered Properties (as reasonably determined by the Administrative Agent using information provided to it by the Borrower pursuant to the terms of this Agreement) and (iii) to the extent a Consolidated Entity that was previously exempted from execution of a Joinder Agreement pursuant to subclause (i) above no longer satisfies the criteria for exemption set forth therein, such Consolidated Entity shall promptly fulfill the requirements of clauses (a) and
(b) above. It is understood and agreed that as of the Closing Date and pursuant to clause (i) above, CP Venture Three LLC shall not be required to be a Guarantor hereunder; provided, however, that if, after


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

the Closing Date, such entity is no longer prohibited under the terms of its Organization Documents or the terms of any Indebtedness from providing Guarantees of Indebtedness of any other Person, such entity shall promptly fulfill the requirements of clauses (a) and (b) above.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Consolidated Entity to, directly or indirectly:

     7.01 LIENS.

     Create, incur, assume or suffer to exist any Lien (other than a Permitted
Lien) upon (a) any of the Unencumbered Properties; provided, that (i) mortgage Indebtedness with respect to such Unencumbered Properties (other than the Terminus Project) may be incurred to the extent the underlying Indebtedness would not cause Borrower to be in violation of any financial or other covenant contained herein (including, without limitation, those contained in Sections
7.03 or 7.11 hereof) and (ii) the Borrower acknowledges that the incurrence of any such mortgage Indebtedness will cause the applicable Unencumbered Property to cease to qualify as such for purposes of this Agreement; or (b) any of its other property, assets or revenues, whether now owned or hereafter acquired, if the Indebtedness underlying such Lien would cause Borrower to be in violation of
Section 7.11(c) hereof. Notwithstanding the foregoing, the Borrower's ownership interest in the Terminus Project shall not be subject to any Lien other than Permitted Liens unless the existence of such Lien has been previously consented to in writing by the Administrative Agent.

     7.02 INVESTMENTS.

     Make any loan, advance or otherwise acquire evidences of Indebtedness, capital stock or other securities of any Person or otherwise make any Investment, except:

     (a) Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or capital stock or other securities of the Borrower, any Consolidated Entity or any Unconsolidated Entity, and

     (b) Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or capital stock or other securities of any Person if the same relate to real estate, interests in real estate or Persons involved in the ownership, investment, management, leasing, development or financing of real estate to the extent such Investment is in compliance with the limitations on assets that may be owned by real estate investment trusts and is consistent with Borrower's business strategy;

provided that Borrower and its Consolidated Entities shall not make Investments in or loans or advances to, or acquire the capital stock of any Persons that would qualify as an Investment Entity if the aggregate amount thereof, together with amounts committed to be contributed or advanced to any other then-existing Investment Entities, exceeds $90,000,000.

Notwithstanding anything to the contrary contained in the foregoing, each of the Borrower and its Consolidated Entities may make investments of its working capital and other reserves in (i) cash, (ii) Cash Equivalents and (iii) money market mutual funds and other investments approved from time to time by the Administrative Agent in its discretion.

     7.03 INDEBTEDNESS.

     Create, incur, assume or suffer to exist any Indebtedness for Money
Borrowed:

     (a) that is Unsecured Debt, except to the extent that:

               (i) if such Indebtedness is new Indebtedness that did not exist as of the Closing Date (other than Indebtedness evidenced by the Revolving Credit Agreement), the Administrative Agent has received, not less than ten (10) days prior to the closing of such Indebtedness, written notice of the intention of such Loan Party to enter into such Indebtedness, together with a pro forma Compliance Certificate showing projected compliance by the Loan Parties with each of the financial covenants set forth herein from the date of the incurrence of such Indebtedness through the Extended Maturity Date and a summary of the material terms and conditions of the loan documents with respect thereto; and

               (ii) the aggregate Unsecured Debt of the Loan Parties and CP Venture Three LLC (including any requested or pending Borrowing) is less than or equal to the sum of (A) the Value of Income Producing Assets wholly owned by the Loan Parties and CP Venture Three LLC that are Unencumbered Properties, divided by 1.67, plus (B) the Value of Non-Income Producing Assets wholly owned by the Loan Parties and CP Venture Three LLC that are Unencumbered Properties, divided by 2.00, plus (C) the Value of Liquid Assets wholly owned by the Loan Parties and CP Venture Three LLC and not encumbered (except for Permitted Liens), divided by 2.00, plus (D) the Terminus Project Value until such time as it becomes an Income Producing Asset, divided by 1.67; provided, that to the extent the sum of the amounts calculated pursuant to subclauses (B) and (C) above constitutes more than 40% of the total of the amount calculated pursuant to subclauses (A), (B) and
          (C) of this clause (a)(ii), such amount shall be reduced to the extent required to cause the amount calculated pursuant to such subclauses
          (B) and (C) to equal 40% of the total of the amount calculated pursuant to subclauses (A), (B) and (C) of this clause (a)(ii); and

     (b) that is Secured Debt that is recourse to the Loan Parties (not including customary recourse carve-outs relating to nonrecourse Secured Debt) except to the extent that such Secured Debt does not, as of any date of calculation, exceed an aggregate amount equal to fifteen percent (15.0%) of Total Assets as of such date and is not secured by any interest (direct or indirect) in the Terminus Project.

     7.04 FUNDAMENTAL CHANGES.

     Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default or Event of Default exists or would result therefrom:

     (a) any Consolidated Entity of the Borrower may merge with the Borrower, provided that the Borrower shall be the continuing or surviving Person, or any one or more other Consolidated Entities, provided that when any Guarantor is merging with another Consolidated Entity of the Borrower, a Guarantor shall be the continuing or surviving Person or the surviving entity shall assume all guarantee obligations of the Guarantor simultaneously with such merger; and

     (b) any Person may merge or consolidate with or into the Borrower; provided, that (i) such action is not hostile, (ii) the Borrower shall be the continuing or surviving Person, (iii) the other entity or entities involved in such merger or consolidation are engaged in a line of business in which the Borrower is permitted to engage, and (iv) after giving effect to such merger or consolidation, the Borrower shall be in compliance, on a pro forma basis, with Sections 7.03 and 7.11.

     7.05 DISPOSITIONS.

     Make any Disposition or enter into any agreement to make any Disposition (other than an agreement to Dispose of the Terminus Project), except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property (other than the Terminus Project, except that the Terminus Project (or an interest therein) may be transferred to either (i) a wholly-owned Consolidated Entity of the Borrower or
(ii) as may be consented to in writing by the Required Lenders) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d) Dispositions of property by any Consolidated Entity to the Borrower or to a wholly-owned Consolidated Entity of the Borrower or other Person that will be a Guarantor upon the completion of such Disposition; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

     (e) Any other Dispositions by the Borrower and/or the Consolidated Entities (other than a Disposition of the Terminus Project, except that the Terminus Project (or an interest therein) may be transferred to either (i) a wholly-owned Consolidated Entity of the Borrower or (ii) as may be consented to in writing by the Required Lenders); provided that, (i) to the extent any such Disposition involves property with a value or purchase price in excess of $35,000,000, neither the Borrower nor any Consolidated Entity shall Dispose of such property unless the Borrower has, within twenty (20) days prior to such disposition, delivered to the Administrative Agent a Compliance Certificate showing projected compliance by the Loan Parties with each of the financial covenants set forth herein; (ii) except to the extent the Administrative Agent has provided written consent for such Disposition expressly noting the existence or projected existence of such Event of Default, no Event of Default shall exist as of the date of such Disposition or would result from such Disposition and (iii) to the extent such action would


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require that a Guarantor be released, the Administrative Agent has provided written consent of such release (which consent will not be withheld or unreasonably delayed to the extent a properly and fully completed Compliance Certificate is provided by the Borrower pursuant to and in accordance with subclause (i) above and such asset is the only asset of the applicable Guarantor or such asset is the Capital Stock of such Guarantor).

     7.06 RESTRICTED PAYMENTS.

     Declare or make, directly or indirectly, any Restricted Payment or Restricted Purchase, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) the Borrower may, during any taxable year, declare or make Restricted Payments if the Borrower's Consolidated Leverage Ratio, as of the end of the preceding taxable year, is less than or equal to .55 to 1.00; provided, however, that if the Borrower's Consolidated Leverage Ratio is greater than .55 to 1.00 as of the end of any taxable year, the Borrower may, during the next taxable year, declare or make Restricted Payments in an amount not to exceed the greater of (i) 95% of funds from operations for the taxable year, adjusted to include gains (or losses) from sales of property, (ii) 110% of taxable income for the taxable year or (iii) the minimum amount required to maintain REIT status;

     (b) the Consolidated Entities may make Restricted Payments to the Borrower and to any other Consolidated Entities;

     (c) the Borrower and the Consolidated Entities may make cash distributions to their respective shareholders or other owners for capital gains resulting from certain assets sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code;

     (d) any Consolidated Entity (other than the Borrower) may make payments to any partner, member or shareholder of such Person required to be made pursuant to any contractual obligations of such Person or the Organization Documents of such Person (other than distributions to the equity holders of the Borrower in their capacity as such); and

     (e) so long as there does not exist at such time and would not be caused thereby, (i) an Event of Default under this Agreement, or (ii) any other Event of Default which has not been cured or waived by the Required Lenders within a period of ninety (90) days from the date that the Borrower knew or should have known of such Event of Default, the Borrower may make Restricted Purchases.

     7.07 INTENTIONALLY OMITTED.

     7.08 TRANSACTIONS WITH AFFILIATES.

     Enter into any material transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Affiliate as would be obtainable by the Borrower or such Affiliate at the time in a comparable arm's length transaction with a Person


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other than an Affiliate except for agreements which are direct cost or direct revenue pass-through in nature.

     7.09 INTENTIONALLY OMITTED.

     7.10 USE OF PROCEEDS.

     Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.11 FINANCIAL COVENANTS.

     (a) Shareholders' Equity. Permit Shareholders' Equity at any time to be less than the sum of (a) $445,900,000, plus (b) an amount equal to seventy percent (70.0%) of the amount of proceeds (net of transaction costs) received by the Borrower or any wholly-owned Consolidated Entity (other than (i) issuances to the Borrower or a wholly-owned Consolidated Entity or (ii) issuances the proceeds of which are used to refinance an existing equity issue) from the issuance of shares of capital stock, warrants, options or other equity securities of any class or character following September 30, 2005.

     (b) Consolidated Unencumbered Interest Coverage Ratio. Permit the Consolidated Unencumbered Interest Coverage Ratio (as calculated as of the end of each calendar quarter of the Borrower based on the information provided pursuant to Section 6.01 hereof) to be less than 1.75 to 1.00.

     (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during the term hereof to be greater than .60 to 1.00.

     (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any calendar quarter of the Borrower based on the information provided pursuant to Section 6.01 hereof, to be less than 1.50 to 1.00.

     7.12 PREPAYMENT OF OTHER INDEBTEDNESS, ETC.

     If any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, (a) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse in any material respect to such Person or to the Lenders, (b) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto.


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     7.13 ORGANIZATION DOCUMENTS; SUBSIDIARIES.

     Permit any Loan Party to (a) amend, modify, waive or change its Organization Documents in a manner materially adverse to the Lenders or in a manner that permits any Person (other than Tom Cousins) to, at any time, own more than twenty-five percent (25%) of the voting equity securities of the Borrower, or (b) create, acquire or permit to exist or permit or cause any of their Subsidiaries to create, acquire or permit to exist, any Foreign Subsidiaries, except to the extent that the assets held in such Foreign Subsidiaries constitute less than ten percent (10.0%) of Total Assets.

     7.14 COVENANTS IN REVOLVING CREDIT AGREEMENT INCORPORATED BY REFERENCE.

     Until this Agreement has expired or been terminated and all Loans or other Obligations hereunder have been Fully Satisfied, (i) all covenants that are added to the Revolving Credit Agreement after the date hereof and (ii) any modifications after the date hereof to any covenant set forth in the Revolving Credit Agreement that results in such covenant being more restrictive than the corresponding covenant contained herein, then, in each case, such additional or modified covenant shall be incorporated by reference into this Agreement mutatis mutandis, but only for so long as such additional or more restrictive covenant is included in the Revolving Credit Agreement or such covenant is more restrictive.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT.

     Any of the following shall constitute an Event of Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan at maturity, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within ten (10) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10,
6.11 or 6.12 or Article VII; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of notice by the Loan Parties; or

     (d) Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or


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     (e) Cross-Default.

               (i) Any Loan Party or any Consolidated Entity (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any recourse Indebtedness for Money Borrowed or Monetized Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (excluding undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness for Money Borrowed or Monetized Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs and (C) all applicable grace and/or cure period with respect to such Indebtedness for Money Borrowed has expired, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness for Money Borrowed or the beneficiary or beneficiaries of such Monetized Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness for Money Borrowed to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness for Money Borrowed to be made, prior to its stated maturity, or such Monetized Guarantee to become payable or cash collateral in respect thereof to be demanded; or

               (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Consolidated Entity is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Consolidated Entity is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Loan Party or such Consolidated Entity as a result thereof is greater than the Threshold Amount; or

               (iii) (A) there occurs a default or event of default (following all applicable cure and grace periods) at any time during the term hereof under any single non-recourse Indebtedness for Money Borrowed transaction of any Loan Party or any Consolidated Entity to the extent that: (1) such Indebtedness for Money Borrowed transaction is secured by a Lien on one or more assets of the Borrower or any Consolidated Entity (other than such Person's interests in any Investment Entity); and (2) the Borrower or any Consolidated Entity has invested net equity (after distributions) of $40,000,000 or more in the assets subject to such Lien; or

                     (B) the aggregate net investment of the Borrower and the Consolidated Entities (after distributions and, as applicable, net of any gains under GAAP) pursuant to (A) above that is subject to such defaulted non-recourse


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

          Indebtedness for Money Borrowed or write down (as applicable and, for purposes of this subclause (B) only, irregardless of whether the net investment meets the $40,000,000 thresholds noted in such provisions) is, during the term of this Agreement, in excess of $100,000,000 (or, if the term of this Agreement is extended to the Extended Maturity Date, $125,000,000); or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any Consolidated Entity institutes or consents to the institution of any proceeding against it under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. Any Loan Party or any Consolidated Entity admits in writing its inability or otherwise fails generally to pay its debts as they become due; or

     (h) Judgments. There is entered against any Loan Party or any Consolidated Entity (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to any Loan Party; or any Loan Party other than the Administrative Agent or one of the Lenders contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or


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     (k) Change of Control. There occurs any Change of Control with respect to the Borrower.

     8.02 REMEDIES UPON EVENT OF DEFAULT.

     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

     8.03 APPLICATION OF FUNDS.

     After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;


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

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

     9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.02 DELEGATION OF DUTIES.

     The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 LIABILITY OF ADMINISTRATIVE AGENT.

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document,


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

or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 NOTICE OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.


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     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate


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Commitments, the payment of all other Obligations and the resignation of the
Administrative Agent.

     9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT.

     The Administrative Agent may be removed at the written direction of the Required Lenders to the extent the Administrative Agent is shown to be grossly negligent in the performance of its material obligations and/or duties hereunder or to have engaged in willful misconduct in the performance of such obligations and/or duties. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns or is otherwise removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders (and, in the case of a removal of the Administrative Agent, with the consent of the Borrower, such consent not to be unreasonably withheld). Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender. After any retiring or removed Administrative Agent's resignation or removal (as applicable) hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring or removed Administrative Agent's notice of resignation or its removal by the Lenders, the retiring/removed


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Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 GUARANTY MATTERS.

     The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if:

          (a) (i) such Person is the subject of or enters into a Disposition pursuant to Section 7.05(e) hereof, (ii) the Administrative Agent receives a Compliance Certificate with respect to such Disposition, (iii) such Compliance Certificate is properly and fully completed pursuant to and in accordance with Section 7.05(e)(i) and (iv) the asset subject


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

     to such Disposition is the only asset of the applicable Guarantor or is the Capital Stock of such Guarantor;

          (b)(i) such Person enters into mortgage Indebtedness that is permitted by Section 7.01(a) hereof and the terms of such mortgage Indebtedness prohibit such Person from being a Guarantor hereunder, (ii) the Administrative Agent receives a Compliance Certificate with respect to such mortgage Indebtedness demonstrating compliance with Section 7.01(a)(i) hereof and (iii) the asset being subject to such mortgage Indebtedness is the only asset of the applicable Guarantor;

          (c) such Person otherwise ceases to be a Consolidated Entity as a result of a transaction permitted hereunder; or

          (d) such Guarantor, following any transaction not prohibited by the terms of this Agreement, ceases to hold any material assets.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. The Administrative Agent shall, at the request of the Borrower, consent to the release of any Guarantor hereunder or otherwise provide evidence of such release reasonably acceptable to the Borrower to the extent such release is permitted pursuant to clauses (a), (b) or (c) above.

     9.12 OTHER AGENTS; ARRANGERS AND MANAGERS.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "managing agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.01 AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:


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     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b) except as permitted by Section 2.14 hereof, extend or increase the Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iv) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g) except as expressly provided in this Agreement or the other Loan Documents, release any Guarantor from the Guaranty without the written consent of each Lender;

     (h) waive any Event of Default based on a failure to pay principal, interest or fees due hereunder (as referenced in Section 8.01(a)) without the written consent of each Lender; or

     (i) permit the Borrower to assign any of its obligations hereunder, except in accordance with Section 10.07(a) hereof without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.


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     10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (i) if to the Borrower, any Guarantor or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

               (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). Notwithstanding the foregoing, notices relating to Defaults, Events of Default or the exercise of remedies hereunder shall only be delivered by hand (and signed for by a Person at the offices of or the mail facilities used by the Borrower), overnight courier service or certified or registered mail.

     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY


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OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD
PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 ATTORNEY COSTS, EXPENSES AND TAXES.

     The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other


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modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents in connection with an Event of Default (including all such reasonable costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender in connection with an Event of Default. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     10.05 INDEMNIFICATION BY THE BORROWER.

     Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Consolidated Entity or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Consolidated Entity or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or


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

after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 PAYMENTS SET ASIDE.

     To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 SUCCESSORS AND ASSIGNS.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

               (i) Minimum Amounts.


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

                    (A) in the case of an assignment of the entire remaining
               amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                    (B) in any case not described in subsection (b)(i)(A) of
               this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

               (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

               (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                    (A) the consent of the Borrower (such consent not to be
               unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (unless the addition of such Lender, Affiliate of Lender or Approved Fund will, as of the effective date of such assignment, make the Borrower liable for payment of additional amounts under Article III hereof that are not otherwise payable to the assignor); and

                    (B) the consent of the Administrative Agent (such consent
               not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

               (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.07; provided, however, that the Administrative Agent


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

          may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

               (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

               (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request and return of a Note being replaced, cancelled or marked replaced, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations


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

under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guaranty to which it is a party. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01,
3.04 and 3.05 to the same extent (and subject to the same conditions and limitations) as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) Limitations Upon Participant Rights. Except to the extent the sale of a participation to a particular Participant has been approved in writing by the Borrower, a Participant shall be entitled to receive payments under or pursuant to Section 3.01 or 3.04 only to the extent that the applicable Lender (taking into account the particular circumstances surrounding the Loans made by such Lender and the applicability of tax withholding and similar laws and regulations with respect to such Lender) is or would, upon such Lender's request or demand for payment pursuant to Section 3.01 or 3.04, be entitled to any such payments. Any claim for compensation made by a Participant of a Lender shall be deemed a claim made by the applicable Lender for purposes of initiating the Borrower's rights under Sections 3.06(b) and 10.16 of this Agreement. Subject to the preceding provisions of this clause (e), a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 10.15 as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

     (h) Defined Terms. As used herein, the following terms have the following meanings:


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     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c)
     an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     10.08 CONFIDENTIALITY.

     Each of the Administrative Agent and the Lenders for themselves, their Affiliates and Agent Related Persons, agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives who need to know the Information in connection with the transactions contemplated by the Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and who will use such Information only in connection with the transactions contemplated by the Agreement; (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that prior to making any such disclosure (other than to a banking regulator or auditor), such Person shall endeavor in the ordinary course of business to promptly notify the Borrower in writing so that the Borrower may seek an appropriate protective order (notwithstanding the foregoing, should such Person fail to notify Borrower, such person shall have no liability to Borrower or any other Credit Party); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization having jurisdiction over such Lender. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the


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Commitments, and the Borrowings. For the purposes of this Section, "Information"
means all information received from the Borrower or any of its Consolidated Entities relating to the Borrower or any Combined Entity or Investment Entity or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis as described above prior to disclosure by the Borrower or any Combined Entity or Investment Entity; provided that, in the case of information received from the Borrower or any Combined Party after the date hereof, except as expressly noted thereon, all financial information or other information relating to any proposed transactions of the Borrower, any Combined Party, any Investment Entity or any of the Borrower's Affiliates shall be considered confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 SET-OFF.

     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 INTEREST RATE LIMITATION.

     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the


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effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 INTEGRATION.

     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing (unless such notice has been received from the Borrower in writing), and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     10.14 SEVERABILITY.

     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 TAX FORMS.

     (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an


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assignment of an interest herein), two duly signed completed copies of either
IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

               (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

               (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or
          (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any


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          payment under any of the Loan Documents, nothing in this Section
          10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

               (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.16 REPLACEMENT OF LENDERS.

     Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or
3.04. Upon the making of any such assignment, the Borrower shall pay in full all interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05).


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     10.17 GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18 WAIVER OF RIGHT TO TRIAL BY JURY.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.19 NO ADVISORY OR FIDUCIARY RESPONSIBILITY. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan


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Document) are an arm's-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors (other than acting as Administrative Agent for the Lenders hereunder) or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

     10.20 USA PATRIOT ACT NOTICE.

     Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

     10.21 ATTORNEYS' FEES.

     As used in this Agreement and in the other Loan Documents, "reasonable" attorneys' fees of the Administrative Agent's, any Lender's or any other Person's counsel shall mean the actual fees of such Person's counsel billed at standard hourly rates of such counsel, rather than a percentage of principal and interest as provided in O.C.G.A. section 13-1-11(a)(2).


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                                   ARTICLE XI
                                    GUARANTY

     11.01 THE GUARANTY.

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract with respect to the Loans, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever (except for such notices as may be specifically required by the terms of the Loan Documents), and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due after the expiration of all applicable grace or cure periods (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts entered into in connection with the Loans, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

     11.02 OBLIGATIONS UNCONDITIONAL.

     The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts entered into in connection with the Loans, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance (other than payment) whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:


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     (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

     (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

     (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

     (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

     (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

     With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever except as required by the Loan Documents, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

     11.03 REINSTATEMENT.

     The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender within fifteen (15) days of demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.


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     11.04 CERTAIN ADDITIONAL WAIVERS.

     Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.

     11.05 REMEDIES.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. The Guarantors acknowledge and agree that to the extent their obligations hereunder become secured, the Lenders may exercise their remedies thereunder in accordance with the terms of the applicable security documents.

     11.06 RIGHTS OF CONTRIBUTION.

     The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been Fully Satisfied.

     11.07 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

     The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                               COUSINS PROPERTIES INCORPORATED, a
                                        Georgia corporation


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


GUARANTORS:                             CARRIAGE AVENUE, LLC,
                                        a Delaware limited liability company

                                        By: Cousins Properties Incorporated,
                                            as managing member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS TEXAS LLC, a Georgia limited
                                        liability company

                                        By: Cousins Properties Incorporated,
                                            as managing member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        CREC PROPERTY HOLDINGS LLC, Delaware
                                        limited liability company

                                        By: Cousins Real Estate Corporation,
                                            a Georgia corporation, its
                                            Manager and sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                        COUSINS AIRCRAFT ASSOCIATES, LLC
                                        COUSINS WATERVIEW LLC
                                        COUSINS WATERVIEW GP LLC,
                                        each a Georgia limited liability company

                                        By: Cousins Properties Incorporated,
                                            as sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        CEDAR GROVE LAKES, LLC
                                        NEW LAND REALTY, LLC
                                        PINE MOUNTAIN VENTURES, LLC,
                                        each a Georgia limited liability company

                                        By: Cousins Real Estate Corporation,
                                            as sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS AUSTIN GP, INC.
                                        COUSINS AUSTIN, INC.
                                        COUSINS PROPERTIES SERVICES, INC.
                                        COUSINS REAL ESTATE CORPORATION
                                        COUSINS TEXAS GP INC.
                                        CREC ALABAMA INC.
                                        CS TEXAS INC.,
                                        each a Georgia corporation


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        COUSINS/DANIEL, LLC, a Georgia limited
                                        liability company

                                        By: Cousins, Inc., as managing member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS, INC., an Alabama corporation


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS PROPERTIES SERVICES LP,
                                        a Texas limited partnership

                                        By: Cousins Properties Services, Inc.,
                                            as general partner


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS PROPERTIES TEXAS LP,
                                        a Texas limited partnership

                                        By: Cousins Texas GP Inc.,
                                            as general partner


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        COUSINS PROPERTIES WATERVIEW LP,
                                        a Texas limited partnership

                                        By: Cousins Waterview GP LLC,
                                            as general partner

                                        By: Cousins Properties Incorporated,
                                            as sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name:James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        3280 PEACHTREE I LLC,
                                        a Georgia limited liability company

                                        By: Cousins Properties Incorporated,
                                            a Georgia Corporation, Its
                                            Manager and sole Member:


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        3280 PEACHTREE II LLC,
                                        a Georgia limited liability company

                                        By: Cousins Properties Incorporated,
                                            a Georgia Corporation, Its
                                            Manager and sole Member:


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS KING MILL, LLC,
                                        a Georgia limited liability company

                                        By: Cousins Properties Incorporated,
                                            a Georgia corporation, its
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        COUSINS SAN JOSE MARKET CENTER LLC,
                                        Georgia limited liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia corporation, its Manager and
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS LA FRONTERA GP, LLC, a Georgia
                                        limited liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia corporation, its Manager and
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS LA FRONTERA INVESTOR, LLC, a
                                        Georgia limited liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia corporation, its Manager and
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        COUSINS LA FRONTERA LP, a Texas limited
                                        partnership

                                        By: Cousins La Frontera GP, LLC, a
                                            Georgia limited liability company,
                                            its General Partner

                                        By: Cousins Properties Incorporated, a
                                            Georgia corporation, its Manager and
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        AVENUE WEBB GIN LLC, a Georgia limited
                                        liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia corporation, its Manager and
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS CONDOMINIUM DEVELOPMENT, LLC, a
                                        Georgia limited liability
                                        company

                                        By: Cousins Real Estate Corporation, a
                                            Georgia corporation, its Manager and
                                            sole member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        KING MILL PROJECT I LLC, a Georgia
                                        limited liability company

                                        By: C/W King Mill I, LLC, a Georgia
                                            limited liability company, its sole
                                            member

                                        By: Cousins Properties Incorporated, a
                                            Georgia corporation, its managing
                                            member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS PROPERTIES PALISADES GP,LLC, a
                                        Georgia limited liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia Corporation, its Manager
                                            and Sole Member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS PROPERTIES PALISADES, LP, a
                                        Texas limited partnership

                                        By: Cousins Properties Palisades GP,
                                            LLC, a Georgia limited liability
                                            company, its General Partner

                                        By: Cousins Properties Incorporated, a
                                            Georgia Corporation, its Manager
                                            and Sole Member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

                                        COUSINS PROPERTIES PALISADES INVESTOR,
                                        LLC, a Georgia limited liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia Corporation, its Manager
                                            and Sole Member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        COUSINS JEFFERSON MILL, LLC a Georgia
                                        limited liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia Corporation, its Manager
                                            and Sole Member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        C/W KING MILL I, LLC, a Georgia limited
                                        liability company

                                        By: Cousins Properties Incorporated, a
                                            Georgia Corporation, its managing
                                            member


                                        By: /s/ James A. Fleming
                                            ------------------------------------
                                        Name: James A. Fleming
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                           [signature pages continued]

LENDERS/AGENTS:

                                        BANK OF AMERICA, N.A.,
                                        individually in its capacity as a Lender and as Administrative Agent


                                        By: /s/ Michael W. Edwards
                                            ------------------------------------
                                        Name: Michael W. Edwards
                                        Title: Senior Vice President

                           [signature pages continued]

                                        COMMERZBANK AG NEW YORK AND GRAND CAYMAN
                                        BRANCHES
                                        individually in its capacity as
                                        a Lender and as Syndication Agent


                                        By:  /s/ David Goldman/Kerstin Micke
                                             -----------------------------------
                                        Name: David Goldman/Kerstin Micke
                                        Title: Vice President/
                                               Assistant Vice President

                           [signature pages continued]

                                        PNC BANK, NA
                                        individually in its capacity as a Lender and as Documentation Agent


                                        By: /s/ Wayne Robertson
                                            ------------------------------------
                                        Name: Wayne Robertson
                                        Title: Senior Vice President

                           [signature pages continued]

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                        individually in its capacity as a Lender and as Documentation Agent


                                        By: /s/ C. Jackson Hoover
                                            ------------------------------------
                                        Name: C. Jackson Hoover
                                        Title: Senior Vice President

                           [signature pages continued]

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        individually in its capacity as a Lender and as Managing Agent


                                        By: /s/ Cathy A. Casey
                                            ------------------------------------
                                        Name: Cathy A. Casey
                                        Title: Managing Director

                           [signature pages continued]

                                        EMIGRANT BANK
                                        individually in its capacity as a Lender


                                        By: /s/ Patricia Goldstein
                                            ------------------------------------
                                        Name: Patricia Goldstein
                                        Title: Senior EVP

                           [signature pages continued]

                                        THE NORTHERN TRUST COMPANY
                                        individually in its capacity as a Lender


                                        By: /s/ Carol B. Conklin
                                            ------------------------------------
                                        Name: Carol B. Conklin
                                        Title: Vice President

                           [signature pages continued]

                                        U.S. BANK, NATIONAL ASSOCIATION
                                        individually in its capacity as a Lender


                                        By: /s/ Grady E. Thurman
                                            ------------------------------------
                                        Name: Grady E. Thurman
                                        Title: Vice President

                           [signature pages continued]

                                        BRANCH BANKING AND TRUST COMPANY
                                        individually in its capacity as a Lender


                                        By: /s/ McKie M. Trotter
                                            ------------------------------------
                                        Name: McKie M. Trotter
                                        Title: Vice President

                                    EXHIBIT A
                               FORM OF LOAN NOTICE

Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Construction Facility Credit Agreement, dated as of March 7, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent.

     The undersigned hereby requests (select one):

     [ ] A Borrowing                   [ ] A conversion or continuation of Loans

     1. On______________________(a Business Day).

     2. In the amount of $____________________.

     3. Comprised of__________________________.
                     [Type of Loan requested]

     4. For Eurodollar Rate Loans: with an Interest Period of_____months.

     The Borrowing, if any, requested herein complies with clauses (a), (b) and
(c) of the proviso to the first sentence of Section 2.01 of the Agreement. The supplemental information (if any) attached hereto is hereby added to Schedule(s) 5.06, 5.09 and 5.17 (as applicable) of the Agreement.

     After giving effect to the Borrowing requested herein, if any, the Outstanding Amount is less than or equal to sixty percent (60.0%) of all Eligible Costs, as shown on Schedule 1 attached hereto. The information set forth on Schedule 1 attached hereto is accurate on and as of the date of this Loan Notice and correctly and fairly details, as of such date, all Eligible Costs incurred to date, the Outstanding Amount and the Eligible Costs to be paid in the current month.

                                        COUSINS PROPERTIES INCORPORATED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      A-1
                               Form of Loan Notice

                            SCHEDULE 1 TO LOAN NOTICE

Construction Facility Draw Request
Date:_____________

A GAAP Cost end of prior month                    Summary report attached
B 60% of GAAP Cost end of prior month         $ - Maximum Borrowings end of prior month
C Borrowings outstanding end of prior month       detail attached
D additional borrowing current month          $ - C-D
E Current month Vendor payments                   see attached list
F Total Current month draw                      -


                                      A-2
                               Form of Loan Notice

                                    EXHIBIT B
                                  FORM OF NOTE

___________________

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Construction Facility Credit Agreement, dated as of March 7, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid as provided in the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.


                                       B-1
                                  Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

                                        COUSINS PROPERTIES INCORPORATED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      B-2
                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                            AMOUNT OF
                                          PRINCIPAL OR   OUTSTANDING
                                END OF      INTEREST      PRINCIPAL
        TYPE OF    AMOUNT OF   INTEREST     PAID THIS      BALANCE     NOTATION
DATE   LOAN MADE   LOAN MADE    PERIOD        DATE        THIS DATE     MADE BY
----   ---------   ---------   --------   ------------   -----------   --------
____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________

____   _________   _________   ________   ____________   ___________   ________


                                       B-3
                                  Form of Note

                                    EXHIBIT C
                         FORM OF COMPLIANCE CERTIFICATE

     Financial Statement Date:___________,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Construction Facility Credit Agreement, dated as of March 7, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for calendar YEAR-END financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the calendar year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for calendar QUARTER-END financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the calendar quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and the Consolidated Entities in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the activities of the Borrower during such calendar period and such review has been undertaken with a view to determining whether during such calendar period the Borrower performed and observed all its Obligations under the Loan Documents, and


                                       C-1
                         Form of Compliance Certificate

[SELECT ONE:]

     [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH CALENDAR PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

--OR--

     [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

     4. The representations and warranties of the Loan Parties contained in
Article V or any other Loan Document, or which are contained in any document furnished at any time under this Agreement, are true and correct in all material respects on and as of the date hereof, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, (a) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered; (b) Schedule(s) 5.06, 5.09, 5.13 and 5.17 (as applicable) of the Agreement are deemed to include any supplemental information thereto provided in any Compliance Certificate or Loan Notice delivered prior to the date hereof and the supplemental information (if any) attached hereto.

     5. The financial covenant analyses and information set forth on Schedule 2 and Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

     6. Schedule 4 attached hereto sets forth (i) a calculation of the Borrower's Consolidated Leverage Ratio as of the end of the preceding taxable year and (ii) all Restricted Payments made by the Borrower during the current taxable year pursuant to Section 7.06(a) of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of______________________, __________________

                                        COUSINS PROPERTIES INCORPORATED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      C-2
                         Form of Compliance Certificate

        For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2


                                      C-3
                         Form of Compliance Certificate

                                    EXHIBIT D
                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the] [each](1) Assignor identified in item 1 below ([the] [each, an] "Assignor") and [the] [each](2) Assignee identified in item 2 below ([the] [each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees](3) hereunder are several and not joint.(4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's] [the respective Assignor's] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] "Assigned Interest"). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

----------
(1) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment if from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(2) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4) Include bracketed language if there are either multiple Assignors or multiple Assignees.

1. Assignor[s]:          ______________________________

2. Assignee[s]:          ______________________________ [for each Assignee,
                         indicate [Affiliate] [Approved Fund] of [identify
                         Lender]]

3. Borrower:             Cousins Properties Incorporated

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:     The Construction Facility Credit Agreement, dated as of
                         March 7, 2006, among Cousins Properties Incorporated, the Lenders parties thereto, the Guarantors parties thereto and Bank of America, N.A., as Administrative
                         Agent

6. Assigned Interest[s]:

                                                 Aggregate
                                                 Amount of     Amount of     Percentage
                                                Commitment/    Commitment/   Assigned of
                                   Facility      Loans for       Loans       Commitment/      CUSIP
Assignor[s](5)   Assignee[s](6)    Assigned     all Lenders*    Assigned*      Loans(7)      Number
--------------   --------------   ---------     ------------   -----------   -----------   ----------
                                  _________(8)   $__________   $__________   _________%
                                  _________      $__________   $__________   _________%

[7. Trade Date: __________________](9)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

----------
(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(8) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

(9) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

[Consented to and] Accepted:


BANK OF AMERICA, N.A.,
as Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------

[Consented to:(10)


COUSINS PROPERTIES INCORPORATED


By:
    ---------------------------------
Title:                               ]
       ------------------------------

----------
(10) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquired [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section
6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest,
(vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignor and Assumption and to purchase [the] [such] Assigned Interest and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the

Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Georgia.

                                    EXHIBIT E

                            FORM OF JOINDER AGREEMENT

          THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the
"Consolidated Entity"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Construction Facility Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of March 7, 2006, by and among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

          The Loan Parties are required by Section 6.12 of the Credit Agreement to cause the Consolidated Entity to become a "Guarantor".

          1. Accordingly, the Consolidated Entity hereby acknowledges, agrees and confirms with the Administrative Agent, for the benefit of the Lenders, that the Consolidated Entity, by its execution of this Agreement, will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Consolidated Entity hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Consolidated Entity hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article XI of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

          2. The address of the Consolidated Entity for purposes of all notices and other communications is ____________________, ____________________________,
Attention of ______________ (Facsimile No. ____________).

          3. The Consolidated Entity hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Consolidated Entity under Section 4 of the Credit Agreement upon the execution of this Agreement by the Consolidated Entity.

          4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

          5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

          IN WITNESS WHEREOF, the Consolidated Entity has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [CONSOLIDATED ENTITY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Acknowledged and accepted:

                                        BANK OF AMERICA, N.A.,

                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------